UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on February 6, 2011, Danaher Corporation (“Danaher”), a Delaware corporation, Djanet Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Danaher (“Purchaser”) and Beckman Coulter, Inc., a Delaware corporation (“Beckman Coulter”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Danaher, through Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of Beckman Coulter’s common stock, par value $0.10 per share, (the “Shares”) for $83.50 per share in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the receipt of other required government approvals; (iii) the absence of a material adverse effect on Beckman Coulter and (iv) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain customary conditions, Purchaser will be merged with and into Beckman Coulter (the “Merger”), with Beckman Coulter surviving as a wholly-owned indirect subsidiary of Danaher. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Danaher, Purchaser, Beckman Coulter or their respective subsidiaries and (ii) stockholders of Beckman Coulter who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by Beckman Coulter’s stockholders. Otherwise, Beckman Coulter may hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized Shares available under Beckman Coulter’s certificate of incorporation, Beckman Coulter has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase additional Shares from Beckman Coulter as necessary so that Danaher, Purchaser or their subsidiaries own one Share more than 90% of the total Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis. Purchaser will pay the Offer Price for each Share acquired upon exercise of the Top-Up Option.

Danaher and Beckman Coulter have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use best efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement.

Beckman Coulter has agreed to (i) conduct its business in all material respects in the ordinary course consistent with past practice prior to consummation of the Merger and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization. Beckman Coulter has also agreed to comply with certain other operating covenants through the consummation of the Merger.

Beckman Coulter has agreed not to solicit, initiate or knowingly facilitate, or engage in discussions concerning, alternative proposals for the acquisition of Beckman Coulter. However, subject to the satisfaction of certain conditions, Beckman Coulter and its board of directors, as applicable, would be permitted to take certain actions, which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement or changing the board of directors’ recommendation, following receipt of an unsolicited proposal or the occurrence of certain intervening events, if the board of directors of Beckman Coulter has concluded in good faith after consultation with its advisors that failure to do so would be inconsistent with its fiduciary duties.

The Merger Agreement can be terminated by Danaher or Beckman Coulter under certain circumstances, and Beckman Coulter will be required to pay Danaher a termination fee of $165 million in connection with certain terminations.

The Merger Agreement has been adopted by the boards of directors of Danaher, Purchaser and Beckman Coulter and the board of directors of Beckman Coulter unanimously recommends that stockholders of Beckman Coulter tender their Shares in the Offer and, if necessary, vote to approve the Merger.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Danaher, Purchaser or Beckman Coulter in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Beckman Coulter to Danaher in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Danaher, Purchaser and Beckman Coulter, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Danaher, Purchaser or Beckman Coulter. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Notice to Investors

This filing is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Beckman Coulter common stock described in this filing has not yet commenced. At the time the planned offer is commenced Purchaser will file a tender offer statement on Schedule TO with the SEC and Beckman Coulter will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Beckman Coulter security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.

Forward Looking Statements

Statements in this filing that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Danaher and Beckman Coulter operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Danaher’s ability to successfully integrate Beckman Coulter’s operations and employees with Danaher’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Beckman Coulter’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Danaher’s SEC filings, including Danaher’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2010 as well as Beckman Coulter’s SEC filings, including Beckman Coulter’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. These forward-looking statements speak only as of the date of this filing and Danaher does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 6, 2011, by and among Danaher Corporation, Djanet Acquisition Corp. and Beckman Coulter, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 10th day of February, 2011.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 6, 2011, by and among Danaher Corporation, Djanet Acquisition Corp. and Beckman Coulter, Inc.